EXHIBIT 99.1

MicroVision Announces Retirement of General Counsel David Westgor

REDMOND, Wash., March 11, 2021 (GLOBE NEWSWIRE) -- MicroVision, Inc. (NASDAQ: MVIS), a leader in MEMS based solid state automotive lidar and micro-display technology for augmented reality, today announced that David Westgor is stepping down from his role as General Counsel.

“I am proud to have been able to work with an exceptional management team, board and legal group to help lead the evolution of the Company for over 15 years including the last 8 years as General Counsel,” said Westgor. “I believe that this is an exciting time for MicroVision. However, at 67, I believe the time is right for me to move forward with my retirement plans and enjoy the road ahead with my wife and family. I will be stepping back from my current role but will continue to provide support to the Company on a consulting basis through June as the Company transitions to a new general counsel.”

“MicroVision has been incredibly fortunate to have David Westgor serve as our General Counsel,” said Brian Turner, Chairman and Independent Director at MicroVision. “David’s integrity, deep experience in law, governance and leadership have provided great insight, guidance and tremendous value to the board and the company. He is a marvelous person to know and work alongside and will be greatly missed.”

“David has guided the business through the long period of maturing our technology and intellectual property to be well positioned to execute on our strategy. On behalf of all our employees, I would like to thank him for his dedication and service to help us reach this point. I have really enjoyed working with him and will miss his counsel,” said Sumit Sharma, Chief Executive Officer at MicroVision.

About MicroVision

MicroVision is a pioneering company in MEMS based laser beam scanning technology that integrates MEMS, lasers, optics, hardware, algorithms and machine learning software into its proprietary technology to address existing and emerging markets. The Company’s integrated approach uses its proprietary technology to provide solutions for automotive lidar sensors, augmented reality micro-display engines, interactive display modules and consumer lidar modules.

For more information, visit the Company’s website at www.microvision.com, on Facebook at www.facebook.com/microvisioninc or follow MicroVision on Twitter at @MicroVision. MicroVision is a trademark of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Forward-Looking Statements

Certain statements contained in this release, including the Company’s execution on strategy, product applications and statements using words such as “believe” are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include the risk that the Company may not succeed in finding licensing or other strategic solutions, including a potential sale of the Company, with acceptable timing, benefits or costs; its ability to operate with limited cash or to raise additional capital when needed; market acceptance of its technologies and products or for products incorporating its technologies; the failure of its commercial partners to perform as expected under its agreements, including from the impact of COVID-19 (coronavirus); its ability to identify parties interested in paying any amounts or amounts that the Company deems desirable for the purchase or license of intellectual property assets; its or its customers’ failure to perform under open purchase orders; its financial and technical resources relative to those of its competitors; its ability to keep up with rapid technological change; government regulation of its technologies; its ability to enforce its intellectual property rights and protect its proprietary technologies; the ability to obtain additional contract awards and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market its products; potential product liability claims; its ability to maintain its listing on The Nasdaq Stock Market, and other risk factors identified from time to time in the Company's SEC reports, including the Company's Annual Report on Form 10-K filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect the Company. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect the Company to a greater extent than indicated. Except as expressly required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Investor Relations Contact

David H. Allen
Darrow Associates, Inc.
408.427.4463
dallen@darrowir.com